EXHIBIT 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-265452-01 on Form F-3 of our report dated 27 February 2025, relating to the financial statements of Lloyds Bank plc appearing in this Annual Report on Form 20-F for the year ended 31 December 2024.

/s/ Deloitte LLP
London, United Kingdom
27 February 2025